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                                                                    EXHIBIT 9(b)

                            TRUST FOR CREDIT UNIONS

                                    FORM OF

                 ADDENDUM NO. 2 TO THE ADMINISTRATION AGREEMENT
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     This Addendum, dated as of the 1st day of January, 1994, is entered into between TRUST FOR CREDIT UNIONS (the "Trust"), a Massachusetts business trust, and CALLAHAN CREDIT UNION FINANCIAL SERVICES LIMITED PARTNERSHIP (the "Administrator"), a Delaware limited partnership.

     WHEREAS, the Trust and Administrator have entered into a Revised and Restated Administration Agreement dated as of March 31, 1993 (the "Administration Agreement"), and Addendum No. 1 thereto dated June 30, 1993, pursuant to which the Trust has appointed the Administrator to provide certain administrative services to the Trust for the Money Market Portfolio, Government Securities Portfolio, Mortgage Securities Portfolio and Target Maturity Portfolio (1996), together with all other portfolios subsequently established by the Trust;

     WHEREAS, the Trust is establishing four additional investment portfolios, each known as Target Maturity Portfolio (Feb 97), Target Maturity Portfolio (May
97), Target Maturity Portfolio (Aug 97) and Target Maturity Portfolio (Nov 97) (each a "Portfolio") and desires to retain the Administrator to act as administrator under the Administration Agreement;

     WHEREAS, the Administrator is willing to serve as administrator for the Portfolios;

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Appointment.  The Trust hereby appoints the Administrator as
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          administrator to provide certain administrative services to the Trust for the Portfolios for the period and on the terms set forth in the Administration Agreement. The Administrator hereby accepts such appointment and agrees to render the services set forth in the Administration Agreement for the compensation herein provided.

     2.   Compensation.  For the services provided and the expenses assumed
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          pursuant to the Administration Agreement, the Trust will pay the
          Administrator, and the Administrator will accept as full compensation therefor from the Trust, a fee at an annual rate of .05% of each Portfolio's average daily net assets. The fee will be computed based on the average net assets on each day and will be paid to the Administrator monthly. Such fee is attributable to each Portfolio, shall be a charge to each Portfolio and shall be the obligation of each Portfolio.

     3.   Capitalized Terms.  From and after the date hereof, the term
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          "Portfolios" as used in the Administration Agreement shall be deemed to include the Target Maturity Portfolio (Feb 97), Target Maturity Portfolio (May 97), Target Maturity Portfolio (Aug 97) and Target Maturity Portfolio (Nov 97) . Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Administration Agreement.
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     4.   Miscellaneous.  Except to the extent supplemented hereby, the
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          Administration Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.


     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.



                                    TRUST FOR CREDIT UNIONS



Attest:  /s/ Angelique Barrow       By:  /s/ Marcia Beck
       -----------------------         -----------------------------
                                         As its: President
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                                    CALLAHAN CREDIT UNION FINANCIAL
                                    SERVICES LIMITED PARTNERSHIP



Attest:  /s/ Charles W. Filson      By:  /s/ John T. Roycroft
       -----------------------         -----------------------------
                                         As its: President
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